UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2009

GHL ACQUISITION CORP.
(Exact name of registrant as specified in charter)

DELAWARE	001-33963	22-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Park Avenue, 23rd Floor, New York, NY 10022
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 389-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Additional Information and Where to Find It

Participants in the Solicitation

Item 8.01 Other Events

Item 9.01  Financial Statements and Exhibits

INFORMATION TO BE INCLUDED IN THIS REPORT

ADDITIONAL INFORMATION AND WHERE TO FIND IT

THIS CURRENT REPORT ON FORM 8-K IS BEING MADE WITH RESPECT TO THE FOURTH QUARTER 2008 RESULTS OF IRIDIUM SATELLITE LLC (“IRIDIUM SATELLITE”).  IN CONNECTION WITH THE PROPOSED ACQUISITION (“ACQUISITION”), OF IRIDIUM HOLDINGS LLC, IRIDIUM SATELLITE’S PARENT, GREENHILL ACQUISITION CORP. (“GHQ”) FILED WITH THE SECURITIES EXCHANGE COMMISSION (“SEC”) A PRELIMINARY PROXY STATEMENT AND INTENDS TO MAIL A DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS TO GHQ’S STOCKHOLDERS.  THE INFORMATION CONTAINED IN THIS COMMUNICATION IS NOT COMPLETE AND MAY BE CHANGED.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, GHQ’S STOCKHOLDERS AND OTHER INTERESTED PERSONS ARE URGED TO READ GHQ’S PRELIMINARY PROXY STATEMENT AND ANY AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT IN CONNECTION WITH GHQ’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING TO BE HELD TO APPROVE THE ACQUISITION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT IRIDIUM HOLDINGS, GHQ AND THE PROPOSED ACQUISITION.  THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO GHQ STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE PROPOSED ACQUISITION.  STOCKHOLDERS AND OTHER INTERESTED PERSONS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT, ONCE IT IS AVAILABLE, WITHOUT CHARGE, AT THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV OR BY DIRECTING A REQUEST TO:  GHL ACQUISITION CORP., 300 PARK AVENUE, 23RD FLOOR, NEW YORK, NEW YORK, TELEPHONE: (212) 372-4180.

GHQ ALSO INTENDS TO LAUNCH A TENDER OFFER FOR ITS COMMON SHARES WHICH TENDER OFFER WILL BE EXPECTED TO COMMENCE AS SOON AS PRACTICABLE AND LEGALLY PERMISSIBLE FOLLOWING THE SPECIAL MEETING.  THE TENDER OFFER HAS NOT YET COMMENCED.  THIS COMMUNICATION IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES OF GHQ. UPON COMMENCEMENT OF THE TENDER OFFER, GHQ WILL FILE WITH THE SEC A TENDER OFFER STATEMENT ON SCHEDULE TO AND RELATED EXHIBITS, INCLUDING THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS.  GHQ STOCKHOLDERS AND OTHER INVESTORS SHOULD READ THESE MATERIALS CAREFULLY WHEN SUCH DOCUMENTS ARE FILED AND BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TERMS AND CONDITIONS OF THE TENDER OFFER.  STOCKHOLDERS AND OTHER INTERESTED PERSONS WILL ALSO BE ABLE TO OBTAIN THESE DOCUMENTS ONCE THEY ARE AVAILABLE, WITHOUT CHARGE, AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV, OR BY DIRECTING A REQUEST TO : GHL ACQUISITION CORP., 300 PARK AVENUE, 23RD FLOOR, NEW YORK, NEW YORK, TELEPHONE: (212) 372-4180.

PARTICIPANTS IN THE SOLICITATION

GHQ AND ITS DIRECTORS AND OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES TO GHQ’S STOCKHOLDERS IN CONNECTION WITH THE ACQUISITION.  A LIST OF THE NAMES OF THOSE DIRECTORS AND OFFICERS AND A DESCRIPTION OF THEIR INTERESTS IN GHQ IS CONTAINED IN GHQ’S REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007, AND GHQ’S PRELIMINARY PROXY STATEMENT WHICH ARE FILED WITH THE SEC.  GHQ’S STOCKHOLDERS MAY OBTAIN ADDITIONAL INFORMATION ABOUT THE DIRECT AND INDIRECT INTERESTS OF THE PARTICIPANTS IN THE ACQUISITION, BY SECURITY HOLDINGS OR OTHERWISE, BY READING GHQ’S PROXY STATEMENT AND OTHER MATERIALS FILED OR TO BE FILED WITH THE SEC WHEN SUCH INFORMATION BECOMES AVAILABLE.

NOTHING IN THIS COMMUNICATION SHOULD BE CONSTRUED AS, OR IS INTENDED TO BE, A SOLICITATION FOR OR AN OFFER TO PROVIDE INVESTMENT ADVISORY SERVICES.

Item 8.01 Other Events

On February 26, 2009, Iridium Satellite LLC (“Iridium Satellite”) issued a press release with respect to Iridium Satellites’ fourth quarter 2008 results.  The press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

On February 26, 2009, GHL Acquisition Corp. (“GHQ”) and Iridium Satellite hosted a conference call at 8:30 a.m. Eastern Time (ET) to discuss the fourth quarter 2008 results of Iridium Satellite, in connection with the proposed acquisition by GHQ of Iridium Holdings LLC, the parent of Iridium Satellite, pursuant to the transaction agreement, dated as of September 22, 2008, among GHQ, Iridium Holdings and the other parties named therein.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release, dated February 26, 2009
99.2	Script of conference call held by GHQ and Iridium Satellite on February 26, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GHL Acquisition Corp.

Date:	February 26, 2009	By:	/s/ Harold J. Rodriguez, Jr.
			Name:	Harold J. Rodriguez, Jr.
			Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
EX-99.1	Press Release, dated February 26, 2009
EX 99.2	Script of conference call held by GHQ and Iridium Satellite on February 26, 2009